Exhibit 32.1

CERTIFICATION OF THE

PRINCIPAL EXECUTIVE OFFICER AND THE

PRINCIPAL FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Smart Powerr Corp. (the “Company”) for the quarter ended September 30, 2025, as filed with the Securities and Exchange Commission (the “Report”), we, Guohua Ku, Chairman of the Board and Chief Executive Officer of the Company, and Yongjiang Shi, Chief Financial Officer of the Company, each certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.	The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Dated: November 13, 2025

By:	/s/ Guohua Ku
Name:	Guohua Ku
Title:	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

Dated: November 13, 2025

By:	/s/ Yongjiang Shi
Name:	Yongjiang Shi
Title:	Chief Financial Officer (Principal Financial Officer)